Exhibit 99.2

February 9, 2017

Twitter Announces Fourth Quarter and Fiscal Year 2016 Results

Reports Accelerating Year-over-Year Growth for Daily Active Usage for Third Consecutive Quarter and Continued, Strong Double-Digit Audience Engagement Growth on a Year-over-Year Basis for Tweet Impressions and Time Spent on Twitter

SAN FRANCISCO, California - Twitter, Inc. (NYSE: TWTR) today announced financial results for its fourth quarter and fiscal year 2016.

“2016 was a transformative year as we reset and focused on why people use Twitter: it’s the fastest way to see what’s happening and what everyone’s talking about,” said Jack Dorsey, Twitter’s CEO. “We overcame the toughest challenge for any consumer service at scale by reversing declining audience trends and re-accelerating usage. As a result, in the fourth quarter, daily active usage accelerated for the third consecutive quarter, and we see this strong growth continuing. While revenue growth continues to lag audience growth, we are applying the same focused approach that drove audience growth to our revenue product portfolio, focusing on our strengths and the real-time nature of our service. This will take time, but we're moving fast to show results.”

Fourth Quarter 2016 Operational and Financial Highlights

The company posted fourth quarter revenue of $717 million, an increase of 1% year-over-year. Quarterly GAAP net loss was $167 million, or ($0.23) per diluted share, with quarterly non-GAAP net income of $119 million, or $0.16 per diluted share. Average monthly active users were 319 million for the quarter, up 4% year-over-year and compared to 317 million in the previous quarter. Average daily active usage grew 11% year-over-year, an acceleration from 7% in the third quarter, 5% in the second quarter and 3% in the first quarter of 2016. Tweet impressions and time spent on Twitter also remained strong with each increasing by double digits in the fourth quarter on a year-over-year basis.

Advertising revenue totaled $638 million, down slightly year-over-year. Mobile advertising revenue was 89% of total advertising revenue. Data licensing and other revenue totaled $79 million, an increase of 14% year-over-year. U.S. revenue totaled $440 million, a decrease of 5% year-over-year. International revenue totaled $277 million, an increase of 12% year-over-year. Total advertising engagements were up 151% year-over-year.

Fiscal Year 2016 Financial Highlights

Total revenue for 2016 reached $2.5 billion, an increase of 14% year-over-year. Full year GAAP net loss was $457 million, or ($0.65) per diluted share, with full year non-GAAP net income of $406 million, or $0.57 per diluted share. Adjusted EBITDA for the full year improved by nearly $200 million, reaching $751 million with a 30% margin and exceeding the forecasted range of $700 to $715 million and the company’s initial forecasted range of 25-27% for adjusted EBITDA margin. Adjusted EBITDA margin improved to 30% of revenue, compared to 25% for the previous year. Adjusted free cash flow generated for the year totaled $444 million, compared to less than $5 million in 2015. Twitter had $3.8 billion in cash, cash equivalents and marketable securities at the end of 2016.

Annual stock-based compensation expense for the year, on an absolute basis, decreased 10% year-over-year and declined over 600 basis points year-over-year as a percent of revenue, reaching 24% in 2016, down from 31% in 2015 and 45% in 2014.

“Twitter gives advertisers the ability to reach the most engaged audiences in the right context at the right time, and we’re focusing our investments on revenue products that strengthen our unique value proposition, especially in live and video,” said Anthony Noto, Twitter’s COO. “We’re hearing positive feedback from our ad partners about our continued acceleration in audience growth and engagement. That said, revenue growth will continue to lag audience growth due to the sales cycle, and could be further impacted by the escalating competition for digital advertising spending and our efforts to re-evaluate our revenue product feature portfolio. We will continue to increase the value we provide advertisers by simplifying and differentiating the portfolio and improving the engagement and measurement of our products. We are confident that this path will return us to long-term revenue growth.”

Outlook

Twitter today provided guidance for the first quarter and full year 2017.

At the end of each year, Twitter revisits its approach to guidance and evaluates the practice of companies across its industry as well as what’s appropriate for Twitter. As detailed below, Twitter is not providing specific revenue guidance for the first quarter, but is providing adjusted EBITDA, adjusted EBITDA margin guidance and stock-based compensation expense guidance. As previously stated, the company expects advertising revenue growth to continue to lag that of audience growth in 2017. Advertising revenue growth may be further impacted by escalating competition for digital ad spending and Twitter’s re-evaluation of its revenue product feature portfolio, which could result in the de-emphasis of certain product features.

For the first quarter, Twitter expects:

•Adjusted EBITDA to be between $75 million and $95 million;

•Adjusted EBITDA margin to be between 17% and 17.5%; and

•Stock-based compensation expense to be between $125 and $135 million.

Additionally, for full year 2017, Twitter expects:

•Total non-GAAP expenses to be flat to down 5%, compared to full year 2016;

•Stock-based compensation expense to be down 15% to 20%; and

•Capital expenditures to be between $300 and $400 million.

Note that the company’s outlook for the first quarter and full year 2017 reflects foreign exchange rates as of January 20, 2017.

Twitter’s complete fourth quarter and fiscal year 2016 financial results can be found by accessing the company’s Shareholder Letter at: https://investor.twitterinc.com/releases.cfm

Webcast and Conference Call Details

Twitter will host a conference call today, Thursday, February 9, 2017 at 5:00 a.m. Pacific Time (8:00 a.m. Eastern Time) to discuss financial results. The company will be following the conversation about the earnings announcement on Twitter. To have your questions considered during the Q&A, Tweet your questions to @TwitterIR using #TWTR. To listen to a live audio webcast, please visit the company's Investor Relations page at investor.twitterinc.com. Twitter has used, and intends to continue to use, its Investor Relations website and the Twitter accounts of @jack, @twitter and @TwitterIR as means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

About Twitter, Inc.

Twitter, Inc. (NYSE: TWTR) is the best and fastest place to see what’s happening and what people are talking about all around the world.  From breaking news and entertainment to sports and politics, from big events to everyday interests. If it’s happening anywhere, it’s happening first on Twitter. Twitter is where the full story unfolds with all the live commentary and where live events come to life unlike anywhere else. Twitter is available in more than 40 languages around the world. The service can be accessed at Twitter.com, on a variety of mobile devices and via SMS. For more information, visit about.twitter.com or follow @twitter.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements generally relate to future events or Twitter's future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as "may," "will," "should," "expects," "plans," "anticipates,” “going to,” "could," "intends," "target," "projects," "contemplates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of these words or other similar terms or expressions that concern Twitter's expectations, strategy, priorities, plans or intentions. Forward-looking statements in this release include, but are not limited to, statements regarding Twitter’s future financial and operating performance, including its outlook and guidance, Twitter's strategies, priorities, product and business plans, including the development of, investment in and demand for content, its products, product features and services, including video and its revenue product portfolio, the behavior of Twitter’s users and advertisers, Twitter’s expectations regarding the growth of its revenue, profitability, audience, engagement and monetization, and ad engagements and the impact of re-evaluating Twitter’s revenue product portfolio. Twitter's expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected. These risks include the possibility that: Twitter's user base and engagement do not grow or decline; Twitter’s strategies, priorities or plans take longer to execute than anticipated; Twitter's new products and product features do not meet expectations; advertisers reduce or discontinue their spending on Twitter; data partners reduce or discontinue their purchases of data licenses from Twitter; and Twitter experiences expenses that exceed its expectations. The forward-looking statements contained in this release are also subject to other risks and uncertainties, including those more fully described in Twitter's Annual Report on Form 10-K for the fiscal year ended December 31, 2015 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2016 filed with the Securities and Exchange Commission. Additional information will also be set forth in Twitter's Annual Report on Form 10-K for the fiscal year ended December 31, 2016. The forward-looking statements in this release are based on information available to Twitter as of the date hereof, and Twitter disclaims any obligation to update any forward-looking statements, except as required by law.

A Note About Metrics

Twitter defines monthly active users (MAUs) as Twitter users who logged in or were otherwise authenticated and accessed Twitter through our website, mobile website, desktop or mobile applications, SMS or registered third-party applications or websites in the 30-day period ending on the date of measurement. Average MAUs for a period represent the average of the MAUs at the end of each month during the period. Twitter defines daily active usage or users (DAU) as Twitter users who logged in or were otherwise authenticated and accessed Twitter through our website, mobile website or mobile applications on any given day. Average DAUs for a period represent the average of the DAUs at the end of such period. Prior to Q3 2016, Twitter has discussed DAUs and the ratio of MAUs to DAUs. In those instances, for comparability and consistency with MAUs, DAUs also included users who accessed Twitter through our desktop applications and third-party properties.

Non-GAAP Financial Measures

To supplement Twitter's financial information presented in accordance with generally accepted accounting principles in the United States of America, or GAAP, Twitter considers certain financial measures that are not prepared in accordance with GAAP, including adjusted EBITDA, non-GAAP net income, non-GAAP expenses, adjusted EBITDA margin, non-GAAP diluted EPS and adjusted free cash flow. Twitter defines adjusted EBITDA as net loss adjusted to exclude stock-based compensation expense, depreciation and amortization expense, interest and other expenses, net, provision (benefit) for income taxes, and restructuring charges; Twitter defines non-GAAP net income as net loss adjusted to exclude stock-based compensation expense, amortization of acquired intangible assets, non-cash interest expense related to convertible notes, non-cash expense related to acquisitions, the income tax effects related to acquisitions, and restructuring charges; and Twitter defines non-GAAP expenses as total costs and expenses adjusted to exclude stock-based compensation expense, amortization of acquired intangible assets, non-cash expense related to acquisitions, and restructuring charges. Adjusted EBITDA margin is calculated by dividing adjusted EBITDA by revenue. Non-GAAP diluted EPS is calculated by dividing non-GAAP net income by non-GAAP share count. Non-GAAP share count is GAAP share count plus potential common stock instruments such as stock options, RSUs, shares to be purchased under employee stock purchase plan, unvested restricted stock, the conversion feature of convertible senior notes and warrants. Adjusted free cash flow is GAAP net cash provided by operating activities less capital expenditures (i.e., purchases of property and equipment including equipment purchases that were financed through capital leases, less proceeds received from disposition of property and equipment). Twitter is presenting these non-GAAP financial measures to assist investors in seeing Twitter's operating results through the eyes of management, and because it believes that these measures provide an additional tool for investors to use in comparing Twitter's core business operating results over multiple periods with other companies in its industry.

Twitter uses the non-GAAP financial measures of adjusted EBITDA, non-GAAP net income, non-GAAP expenses, adjusted EBITDA margin and non-GAAP diluted EPS in evaluating its operating results and for financial and operational decision-making purposes. Twitter believes that adjusted EBITDA, non-GAAP net income, non-GAAP expenses, adjusted EBITDA margin and non-GAAP diluted EPS help identify underlying trends in its business that could otherwise be masked by the effect of the expenses that it excludes in adjusted EBITDA, non-GAAP net income, non-GAAP expenses, adjusted EBITDA margin and non-GAAP diluted EPS. Twitter also believes that adjusted EBITDA, non-GAAP net income, non-GAAP expenses, adjusted EBITDA margin and non-GAAP diluted EPS provide useful information about its operating results, enhance the overall understanding of Twitter's past performance and future prospects and allow for greater transparency with respect to key metrics used by Twitter's management in its financial and operational decision-making. Twitter uses these measures to establish budgets and operational goals for managing its business and evaluating its performance. In addition, Twitter believes that adjusted free cash flow provides useful information to management and investors about the amount of cash from operations and that it is typically a more conservative measure of cash flows. However, adjusted free cash flow does not necessarily represent funds available for discretionary use and is not necessarily a measure of its ability to fund its cash needs.

These non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. These non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similarly-titled measures presented by other companies.

Contacts

Investors:
Cherryl Valenzuela

ir@twitter.com

Press:

Kristin Binns

kbinns@twitter.com

TWITTER, INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2016	2015	2016	2015
Net loss and net loss per share:
Net loss	$(167,054)	$(90,236)	$(456,873)	$(521,031)
Weighted-average shares used to compute net loss per share:
Basic and diluted	713,618	681,424	702,135	662,424
Net loss per share:
Basic and diluted	$(0.23)	$(0.13)	$(0.65)	$(0.79)
Non-GAAP net income and net income per share:
Net loss	$(167,054)	$(90,236)	$(456,873)	$(521,031)
Stock-based compensation expense	138,095	158,249	615,233	682,118
Amortization of acquired intangible assets	27,220	15,418	69,338	54,659
Non-cash interest expense related to convertible notes	19,070	18,046	74,660	69,185
Non-cash expense related to acquisitions	—	—	—	926
Income tax effects related to acquisitions	24	240	2,342	(22,130)
Restructuring charges	101,249	12,902	101,296	12,902
Non-GAAP net income	$118,604	$114,619	$405,996	$276,629
GAAP diluted shares	713,618	681,424	702,135	662,424
Dilutive equity awards (1)	14,357	21,496	13,009	34,561
Non-GAAP diluted shares	727,975	702,920	715,144	696,985
Non-GAAP diluted net income per share	$0.16	$0.16	$0.57	$0.40
Adjusted EBITDA:
Net loss	$(167,054)	$(90,236)	$(456,873)	$(521,031)
Stock-based compensation expense	138,095	158,249	615,233	682,118
Depreciation and amortization expense	119,390	87,446	402,172	312,823
Interest and other expense, net	18,619	19,652	73,626	83,269
Provision (benefit) for income taxes	4,808	3,405	16,039	(12,274)
Restructuring charges	101,249	12,902	101,296	12,902
Adjusted EBITDA	$215,107	$191,418	$751,493	$557,807
Adjusted free cash flow:
Net cash provided by operating activities	$196,543	$99,238	$763,055	$383,066
Less: purchases of property and equipment	(48,105)	(80,464)	(218,657)	(347,280)
Less: equipment purchases under capital leases	(37,259)	(6,979)	(100,281)	(31,215)

Adjusted free cash flow	$111,179	$11,795	$444,117	$4,571
(1)

Gives effect to potential common stock instruments such as stock options, RSUs, shares to be issued under ESPP, unvested restricted stock and warrant. There is no dilutive effect of the notes nor the related hedge and warrant transactions.